STOCK PURCHASE AGREEMENT

                                 by and between

                              MIA ACQUISITION CORP.

                                       AND


                                  Rene Larrave









                                 Dated Effective
                                February 11, 2002

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of February 11, 2002, is made and entered into by and between MIA Acquisition Corp., a Delaware corporation ("MIA"), and Rene Larrave ("Purchaser").

                                 R E C I T A L S

     WHEREAS, MIA desires to sell to Purchaser and Purchaser desires to purchase from MIA shares of its common capital stock (the "Shares") pursuant to the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby accepted and acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                             REPRESENTATIONS OF MIA
                             ----------------------

     As a material inducement to Purchaser to enter into this Agreement and perform its obligations hereunder, MIA represents, warrants and agrees as follows:

     1.1 Validity of Transaction. This Agreement and, as applicable, each other agreement contemplated hereby are valid and legally binding obligations of MIA, enforceable in accordance with their respective terms against MIA, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally, and by general principles of equity. At the time that the Shares, as hereinafter defined, are sold, assigned, transferred and conveyed to Purchaser pursuant to this Agreement, the Shares will be duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights of any then stockholder of MIA. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby have been duly authorized by MIA and will not violate any applicable federal or state law, any order of any court or government agency or the Certificate of Incorporation of MIA. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby will not result in any breach of or default under, or result in the creation of any encumbrance upon any of the assets of MIA pursuant to the terms of any agreement by which MIA or any of its respective assets may be bound. No consent, approval or authorization of, or registration or filing with any governmental authority or other regulatory agency, is required for the validity of the execution and delivery by MIA of this Agreement or any documents related thereto.

     1.2 Existence and Good Standing. MIA is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. MIA has the power to own its properties and to carry on its business as now being conducted. MIA is qualified to do business in every state in which, to the best of MIA's knowledge, the character or location of the properties owned or leased by MIA or the nature of the business conducted by MIA makes such qualification necessary. MIA has properly assumed and integrated the business operations of its subsidiaries. MIA has all necessary power and authority to conduct its business and enter into and perform its obligations under this Agreement.



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     1.3 Capital  Stock.  MIA has an  authorized  capitalization  of  40,000,000 shares of common stock of which 500,508 shares are issued and outstanding as of the date of this Agreement and 10,000,000 shares of preferred stock of which none are issued or outstanding as of the date of this Agreement. MIA's outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

     1.4 Authority: Noncontravention. MIA has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by MIA and the consummation by MIA of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MIA. This Agreement has been duly executed and delivered by MIA and, assuming this Agreement constitutes the valid and binding agreement of Purchaser, constitutes a valid and binding obligation of MIA, enforceable against MIA in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the charter documents or bylaws of MIA, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of first refusal, termination, cancellation or acceleration of any obligation (including to pay any sum of money) or loss of a benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, ground lease, franchise, license or similar instrument or undertaking to which MIA is a party or by which MIA or any of its assets are bound, result in the creation or imposition of a material lien or other restriction or encumbrance on any material asset of MIA, which, singly or in the aggregate, would have a material adverse effect, or (iii) subject to the governmental filings and other matters referred to in the following sentence, violate any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect except for such violations, which, singly or in the aggregate, would only have an immaterial effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any domestic or foreign governmental agency or regulatory authority (a "Governmental Entity") or any third party which has not been received or made, is required by or with respect to MIA in connection with the execution and delivery of this Agreement by MIA or the consummation by MIA of the transactions contemplated hereby.

     1.5 Subsidiaries. MIA does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

     1.6 Intellectual Property. MIA does not own or use any trademarks, tradenames, service marks, patents, copyrights or any applications with respect thereto. MIA has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of MIA infringes upon or involves, or has resulted in the infringement of, any trademarks, tradenames, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened with respect thereto.



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     1.7  Absence  of  Certain  Changes  or  Events;  No  Undisclosed   Material
Liabilities. MIA has conducted its business only in the ordinary course, and there has not been (A) any change, destruction, damage, loss or event which has had or could reasonably be expected to have, individually or in the aggregate. a material adverse effect; (B) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of MIA's capital stock, or any repurchase, redemption or other acquisition by MIA of any shares of their respective capital stock or equity interests, as applicable; (C) any increase in the rate or terms of compensation payable or to become payable by MIA to its directors, officers or key employees; (D) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or employees; (E) any entry into any agreement, commitment or transaction by MIA , or waiver, termination, amendment or modification to any agreement, commitment or transaction, which is material to MIA taken as a whole;
(F) any material labor dispute involving the employees of MIA ; (G) any change by MIA in accounting methods, principles or practices except as required or permitted by GAAP; (H) any write-off or write-down of, or any determination to write-off or write-down, any asset of MIA or any portion thereof; (I) any split, combination or reclassification of any of MIA's capital stock or issuance or authorization relating to the issuance of any other securities in respect of, in lieu of or in substitution for shares of MIA's capital stock; (J) any amendment of any material term of any outstanding security of MIA ; (K) any loans, advances or capital contributions to or investments in, any other person in existence on the date hereof made by MIA; (L) any sale or transfer by MIA of any of the assets of MIA, cancellation of any material debts or claims or waiver of any material rights by MIA; or (M) any agreements by MIA to (1) do any of the things described in the preceding clauses (A) through (L) other than as expressly contemplated or provided for herein or (2) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of MIA in this Agreement untrue or incorrect in any material respect.

     1.8 Employees. Except for Timothy P. Halter, the MIA's sole officer and director, MIA (i) has no employees, (ii) does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees, (iii) has no written or oral employment agreements with any officer or director of MIA or
(iv) is a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by MIA to any shareholder, officer, director or employee of MIA , nor are there any loans or debts payable or owing by any of such persons to MIA or any guarantees by MIA of any loan or obligation of any nature to which any such person is a party.

     1.9 Compliance with Applicable Laws. MIA has and after giving effect to the transactions contemplated hereby will have in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and to the knowledge of MIA there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which individually or in the aggregate would not have a material adverse effect. To MIA's knowledge, MIA is in compliance with, and has no liability or obligation under, all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, including any liability or obligation to undertake any remedial action under Hazardous Substances Laws (as hereinafter defined), except for instances of non-compliance, liabilities or obligations, which individually or in the aggregate would only have an immaterial effect.

         1.10 Insurance.  MIA  has no insurance policies in effect.



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     1.11 Brokers.  No broker,  investment  banker,  financial  advisor or other person, the fees and expenses of which will be paid by MIA, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MIA.

     1.12 Litigation, etc. As of the date hereof, (i) there is no suit, claim, action or proceeding (at law or in equity) pending or, to the knowledge of MIA, threatened against MIA (including, without limitation, any product liability claims) before any court or governmental or regulatory authority or body, and
(ii) MIA is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order that, in any such case described in clauses
(i) and (ii), (A) could reasonably be expected to have, individually or in the aggregate, a material adverse effect or (B) involves an allegation of criminal misconduct or a violation of the Racketeer and Influenced Corrupt Practices Act, as amended. As of the date hereof, there are no suits, actions, claims or proceedings pending or, to MIA's knowledge, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

     1.13 Contracts. MIA has no material contracts, leases, arrangements or commitments (whether oral or written) or is a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction;
(f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

     1.14 Real Property. MIA does not own or lease any real property.

     1.15 Environmental Matters. MIA has not received any written notice from any Governmental Entity that there exists any violation of any Hazardous Substances Law (as hereinafter defined). MIA has no knowledge (i) of any Hazardous Substances (as hereinafter defined) present on, under or about any asset, and to MIA's knowledge no discharge, spillage, uncontrolled loss, seepage or filtration of Hazardous Substances has occurred on, under or about any asset,
(ii) that any of the assets violates, or has at any time violated, any Hazardous Substance Laws, and to MIA's knowledge, (iii) there is a condition on any asset for which MIA has an obligation to undertake any remedial action pursuant to Hazardous Substance Laws. For purposes hereof, "Hazardous Substances" means, without limitation (1) those substances included within definitions of any one or more of the terms "Hazardous Substance," and "Hazardous Waste," "Toxic Substance" and "Hazardous Material" in the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. ss. 90,601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 2601, et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651, et seq., (insofar as it relates to employee health and safety in relation to exposure to Hazardous Substances) and any other local, state, federal or foreign laws or regulations related to the protection of public health or the environment (collectively, "Hazardous Substances Laws"); (2) such other substances, materials or wastes as are or become regulated under, or as


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are classified as hazardous or toxic under Hazardous Substance Laws; and (3) any materials, wastes or substances that can be defined as (A) petroleum products or wastes; (B) asbestos; (C) polychlorinated biphenyl; (D) flammable or explosive; or (E) radioactive.

     1.16 Taxes. MIA has filed all federal and state reports and satisfied all tax obligations to which it is subject as of the date of this Agreement. MIA has received no written statement to the effect or been made aware of any proceeding involving any past tax obligation of MIA.

     1.17 Affiliate Transactions. Except for the Services Agreement between Purchaser and Halter Financial Group, Inc., which also obligates MIA, there are no transactions, agreements, arrangements or understandings between MIA , on the one hand, and MIA's affiliates, on the other hand ("Affiliate Agreements"). No payments have been made to any affiliate of MIA other than as specifically required by the Affiliate Agreements, no payments will be made in connection with this Agreement (except as provided for herein) and, after consummation of the Merger, MIA shall not have any Liabilities to any affiliate or officer or director of MIA .

                                  ARTICLE II.
                          REPRESENTATIONS OF PURCHASER
                          ----------------------------

     As a material inducement to MIA to enter into this Agreement and perform his obligations hereunder, Purchaser represents, warrants and agrees as follows:

     2.1 Authority. Purchaser has the power and authority to make, execute, deliver and perform this Agreement.

     2.2 Restrictive Documents. Purchaser is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, that would prevent consummation of the transactions contemplated by this Agreement. 2.3 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     2.4 Validity of Transaction. This Agreement and each other agreement contemplated hereby are valid and legally binding obligations of Purchaser, enforceable in accordance with their respective terms against Purchaser, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally, and by general principles of equity. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby have been duly executed by Purchaser and will not violate any applicable federal or state law, any order of any court or government agency. No consent, approval or authorization of, or registration or filing with any governmental authority or other regulatory agency, is required for the validity of the execution and delivery by Purchaser of this Agreement or any documents related thereto.



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                                  ARTICLE III.
                               SALE OF THE SHARES
                               ------------------

     3.1 Sale of the Shares. Subject to the terms and conditions herein stated, MIA agrees to sell and deliver to Purchaser the Shares in accordance with the provisions of Section 3.2 below, and Purchaser agrees to purchase the Shares for the consideration set forth in Section 3.2 of this Article III.

     3.2 Purchase of the Shares. Upon execution of this Agreement by the parties hereto, Purchaser shall receive 4.5 million Shares in exchange for the payment to MIA of the amount of $4,500.00.

                                   ARTICLE IV.
                                  MISCELLANEOUS
                                  -------------

     4.1 Knowledge of the Parties. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and belief of the parties, the parties confirm that they have made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

     4.2 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, and financial advisers.

     4.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Texas and venue for any dispute between the parties shall be in Dallas County, Texas.

     4.4 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     4.5 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which taken together shall constitute one instrument.

     4.6 Entire Agreement. This Agreement, including the other documents and agreements referred to herein that form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     4.7 Amendments. This Agreement can be waived, amended, supplemented or modified by written agreement of the parties.

     4.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     4.9 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.



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     4.10  Negotiation.  Each party hereto  declares that the provisions of this
Agreement and of all documents annexed thereto or referred to therein, have been negotiated and declares having read this Agreement and those documents and having understood their scope and nature.


                            [SIGNATURE PAGE FOLLOWS]













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     IN  WITNESS  WHEREOF,  MIA has  caused its  corporate  name to be  hereunto subscribed by its officer thereunto duly authorized and Purchaser has duly executed this Agreement as of the date first above written.

                                                    MIA ACQUISITION CORP.


                                                     /s/ Timothy P. Halter
                                                    ----------------------------
                                                    Timothy P. Halter, President





                                                     /s/ Rene Larrave
                                                    ----------------------------
                                                    Rene Larrave